UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 19, 2016

WP Glimcher Inc.*

(Exact Name of Registrant as Specified in Its Charter)

Indiana	001-36252	046-4323686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

(614) 621-9000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* The registrant intends to change its name to Washington Prime Group Inc. and is seeking shareholder approval at its 2016 Annual Meeting of Shareholders on August 30, 2016 to amend WP Glimcher Inc.’s Amended and Restated Articles of Incorporation to effectuate the name change.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 19, 2016, the Board of Directors of WP Glimcher Inc. (the “Company” or "WPG") approved by unanimous consent to amend the Company’s Amended and Restated Bylaws, dated as of May 21, 2015 (the “Bylaws”). This amendment (a) provides for amendments to the Bylaws to be approved by the affirmative vote of a majority of all of the votes entitled to be cast generally in the election of directors (the Bylaws previously provided for a two-thirds vote) and (b) notwithstanding subsection (a), provides that amendments to Section 1.02, Article VIII and Section 9.10 of the Bylaws be approved by both the affirmative vote of a majority of all of the votes entitled to be cast generally in the election of directors (the Bylaws previously provided for a two-thirds vote) and the affirmative vote of a majority of directors.

Item 8.01     Other Events.

The Company intends to propose an amendment to its Amended and Restated Articles of Incorporation (the “Articles”) to its shareholders at the Company’s next annual meeting of shareholders in 2017. Such amendment will relate to corresponding changes regarding Bylaw amendments to the Articles.

Forward Looking Statements

This Form 8-K and the exhibits hereto may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Registrant concerning future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, WPG’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: the ability to satisfy the conditions to transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the effect of the announcement of transaction(s) on the WPG’s relationships with their respective tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of WP Glimcher Inc., Effective August 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WP Glimcher Inc.
(Registrant)

By:	/s/ Mark E. Yale
Mark E. Yale
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

Date: August 19, 2016